For Immediate Release

MERRIMAN HOLDINGS, INC. ANNOUNCES COMPLIANCE WITH NASDAQ LISTING RULES

SAN FRANCISCO – September 1, 2010  – Merriman Holdings, Inc. (NASDAQ: MERRD), formerly known as Merriman Curhan Ford Group, Inc., announced today that it has regained compliance with NASDAQ Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. The company was notified by NASDAQ on August 30, 2010.

About Merriman Curhan Ford

Merriman Curhan Ford (NASDAQ: MERRD) is a financial services firm focused on fast-growing companies and the institutions that invest in them. The company offers high-quality investment banking, equity research, institutional services and corporate & venture services, and specializes in three growth industry sectors: Technology, CleanTech and Consumer, Media & Internet. For more information, please go to www.mcfco.com.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of the Company. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K/A filed on April 30, 2010. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate,” believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K/A filed on April 30, 2010 and the Form 10-Q filed on August 12, 2010, together with this press release and the financial information contained herein, are available on our website, www.mcfco.com. Please click on "Investor Relations."

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At the Company:
Michael C. Doran
General Counsel
Merriman Curhan Ford Group, Inc.
(415) 568-3905